Exhibit 99.1

POINT THERAPEUTICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held January 29, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoints Richard N. Small and Michael P. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Point Therapeutics, Inc. (the “Company”) to be held on January 29, 2008, 10:00 a.m., local time, at the offices of Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts 02110, and any adjournments thereof, and there to vote and act upon the following matter proposed by us in respect of all of our shares of stock which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

POINT THERAPEUTICS, INC.

January 29, 2008

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
-OR-
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW AND FOR ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Proposal to approve the issuance of shares of the Company’s common stock in connection with the merger (the “Merger”) of DP Acquisition Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with DARA BioSciences, Inc. (“DARA”) pursuant to the Agreement and Plan of Merger, dated as of October 9, 2007, by and among the Company, Merger Sub and DARA as amended December 14, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to amend the Certificate of Incorporation of the Company to effect a reverse stock split at a ratio within a range of 1:20 to 1:50, the final ratio to be determined by the Company’s Board of Directors immediately prior to the Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to amend the Certificate of Incorporation of the Company to change its corporate name to DARA BioSciences, Inc. to be effective immediately following the Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Proposal to elect six director nominees to the Company’s Board of Directors to serve from and after consummation of the Merger until their respective successors are duly elected and qualified, or until the earlier of their death, resignation or removal.

NOMINEES:
☐	FOR ALL NOMINEES	☐	Thomas W. D’Alonzo
		☐	Kurt M. Eichler
☐	WITHHOLD	☐	Richard A. Franco, Sr.
	AUTHORITY FOR ALL	☐	Steve Gorlin
	NOMINEES	☐	W. Hamilton Jordan
☐	FOR ALL EXCEPT	☐	Stuart C. McWhorter
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

5.	Proposal to approve the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	Proposal to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7.	Proposal to grant discretionary authority to the Company’s Board of Directors to adjourn or postpone the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals submitted herein.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH OF PROPOSALS, INCLUDING FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” EACH OF THE PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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